EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 8-K-A of our reports dated August 2, 2022, relating to the financial statements of Spectrum Technology Solutions, LLC as of December 31, 2020 and 2019 and to all references to our firm included in this registration statement.

Certified Public Accountants

Lakewood, CO

August 2, 2022